EXHIBIT 99

Contacts
DMC: Dee Prosi, 313-578-3550/313-460-6409
email: dprosi@dmc.org
Vanguard Media Contact: Joel Lee, 615-665-6168
Vanguard Investor Contact: Gary Willis, 615-665-6098

Vanguard and DMC announce
Execution of Definitive Purchase Agreement
DMC to join Vanguard Health Systems;
Vanguard to Invest $850 Million in DMC Hospitals

DETROIT, MI and NASHVILLE, TN – (Marketwire – June 11, 2010) – A final Purchase Agreement signed late yesterday paves the way for the purchase of the eight-hospital Detroit Medical Center by Vanguard Health Systems, Inc. based in Nashville. The acquisition originally announced in March moves one step closer to completion with the execution of the definitive Purchase Agreement.

The Purchase Agreement requires that DMC’s health care facilities will see significant improvement, expansion and medical and technological upgrades in the coming years. Residents of southeast Michigan and beyond would also be able to rely on the continued availability of world-class medical care.

The transaction now goes to Michigan Attorney General Mike Cox for the review and approval necessary before any not-for-profit hospital can be acquired by a for-profit company.  The purchase must also be approved under federal and state antitrust laws and governmental agencies that oversee certain Medicare and Medicaid reimbursement programs.

Under the Purchase Agreement, Vanguard will acquire all of DMC’s assets (other than donor restricted assets and certain other assets) and will assume all of its liabilities (other than its outstanding bonds and similar debt and certain other liabilities) for an estimated cash purchase price of approximately $417 million. The cash purchase price is subject to adjustment up or down based upon the changes in the amounts of DMC’s debt instruments to be repaid and certain DMC assets and liabilities to be excluded from the transaction. The assumed liabilities include a pension liability under a “frozen” defined benefit pension plan of DMC currently estimated at $184 million, which liability Vanguard anticipates it will fund over seven years after closing based upon current actuarial assumptions and estimates (such assumptions and estimates subject to periodic adjustment).  Vanguard expects to fund the cash purchase price under its existing senior secured credit facility.

In the Purchase Agreement, Vanguard has agreed during the first five years after closing of this transaction to spend no less than $500 million for capital expenditures in the DMC facilities for a specific project list agreed to between the DMC Board of Directors and Vanguard. Vanguard has also committed to spend $350 million for routine capital needs of the DMC facilities during this same five-year period.

Vanguard has also agreed to continue with DMC’s historical charity care policy for at least 10 years subsequent to closing, to operate the hospitals as general acute care hospitals providing certain specified core services for at least 10 years subsequent to closing, to not sell any of the hospitals to an unrelated party for at least 10 years subsequent to closing and to continue to support several research, education and health and wellness initiatives previously sponsored by DMC.

The Boards of Directors of Vanguard and DMC have each approved the transaction.

“This agreement represents a new model for health care delivery. It will be the catalyst to creating world-class health excellence in Detroit,” said DMC Board Chairman Steve D’Arcy. “The DMC health care professionals will continue to deliver the first class care, but now in first class facilities.”

“This agreement will bring jobs and improved care for our residents.  It sends a strong message that Detroit is open for business and that this administration is attracting investment and jobs by restoring trust in City Hall,” said Detroit Mayor David Bing.

“We are thrilled to add one of the nation’s finest academic medical centers to the Vanguard family,” said Keith Pitts, Vice Chairman of Vanguard Health Systems.  “We believe in these hospitals. We believe in their mission. We believe in their management team and extraordinary staff.  And we believe in the future of Detroit.”

“This is a tremendous investment in Detroit, our entire community and across our region and state,” said Mike Duggan, DMC’s CEO.  “Detroit will no longer take a back seat to anyone in the quality of our hospital facilities."

Vanguard Health Systems Founder and Chairman Charles Martin credited the management of the Detroit Medical Center for sparking Vanguard’s interest in the system and in the city.

“This team has done a remarkable job of meeting the dual challenges of an economic crisis and a crippling credit shortage,” said Martin.  “They have managed to do more than survive and with the capital that Vanguard and its partners can bring, this Medical Center can grow and prosper along with the great American city that is its home.”

The closing of the acquisition contemplated by the Purchase Agreement is subject to certain conditions, including the receipt of all necessary regulatory approvals and licenses (including approval from the Michigan Attorney General), clearance under federal and state antitrust laws, receipt of necessary third party consents for the assignment of certain contracts, the absence of material adverse change to Vanguard’s or DMC’s financial condition or results of operations and the receipt of certain approvals and assurances from the applicable governmental agencies who oversee certain Medicare and Medicaid reimbursement programs.  The Purchase Agreement contemplates a closing not later than November 1, 2010, following satisfaction of the conditions set out in the Agreement including approval of the Attorney General.

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About Vanguard
Vanguard owns and operates 15 acute care hospitals with 4,135 licensed beds and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s total revenues for its last fiscal year ended June 30, 2009, were approximately $3.2 billion. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

About DMC
DMC operates eight hospitals, including Children’s Hospital of Michigan, Detroit Receiving Hospital, Harper University Hospital, Huron Valley-Sinai Hospital, Hutzel Women’s Hospital, Rehabilitation Institute of Michigan, Sinai-Grace Hospital and DMC Surgery Hospital. DMC has 1,734 licensed beds and total revenues for its last reported fiscal year of December 31, 2009 of approximately $2.1 billion.  Established as a nonprofit corporation in 1985, the Detroit Medical Center is a leading regional health care system with a mission of excellence in clinical care, research and medical education.

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This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash to service its debt; potential liability related to disclosures of relationships between physicians and Vanguard’s hospitals; Vanguard’s ability to grow its business and successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; the potential that acquisitions could be costly, unsuccessful or subject Vanguard to unexpected liabilities; post-payment claims reviews by governmental agencies that could result in additional costs to Vanguard; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the potential impact to us of the significant Federal healthcare reform enacted by Congress in March 2010 and potential additional Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of weakened economic conditions and volatile capital markets on Vanguard’s results of operations, financial position and cash flows; Vanguard’s failure to adequately enhance its facilities with technologically advanced equipment could adversely affect its revenues and market position; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.